UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☐ Preliminary Information Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
☒Definitive Information Statement

E-18 CORP.

(Name of Registrant As Specified In Charter)

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E-18 Corp
110 First Avenue NE, Suite #1006
 Minneapolis, MN  55413

INFORMATION STATEMENT

  July 27, 2009

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of E-18 Corp.:

The Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of our common stock, par value $0.001 per share (the “common Stock”), a Delaware corporation,  to notify such stockholders that that we have received written consents of our majority stockholder holding the voting rights equivalent to 70.97% of the outstanding shares of our common stock authorizing the amendment to our certificate of incorporation to change our company name from E-18 Corp to Protectus Medical Devices, Inc. (the “Name Change”).

On June 17, 2009, our Board of Directors approved the Name Change (the “Name Change”), subject to stockholder approval. The majority stockholders approved the Action by written consent in lieu of a special meeting on June 26, 2009 in accordance with the Delaware General Corporation Law.

Pursuant to Section 242(b) (1) of the Delaware General Corporation Law, and our Certificate of Incorporation and By-Laws, the action to change corporate name may be taken by the written consent of the majority stockholder in lieu of a special meeting. Accordingly, the above-described Action by our Board of Directors and written consent of our majority stockholder are sufficient under the Delaware Corporate Corporation Law, our Certificate of Incorporation, and our By-Laws. Accordingly, your consent is not required, and is not being solicited in connection with the approval of the Action.

Pursuant to Rule 14c-2 under the Exchange Act, the Action will not be implemented until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will first mail this Information Statement to stockholders on or about July 27, 2009.

July 27, 2009

By Order of the Board of Directors
of E-18 CORP

By:	/s/ John S. Salstrom, Ph.D.
Chief Executive Officer
John S. Salstrom, Ph.D.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors (the “Board”) believes that our stockholders will benefit from our change of corporate name to Protectus Medical Devices, Inc.  Effective June 25, 2009, we entered into a share exchange agreement (the “Share Exchange Agreement”) with SquareOne Medical, Inc. (the “SquareOne Medical”) and the shareholders of SquareOne Medical. As a result of the consummation of the share exchange transaction contemplated under the Share Exchange Agreement, SquareOne Medical became our wholly-owned subsidiary, and we will operate our business through SquareOne Medical.

Because SquareOne is a company specializing on developing and commercializing a new self-sheathing safety hypodermic syringe that can potentially reduce accidental needlestick injuries, it was our Board’s opinion that the new corporate name Protectus Medical Devices, Inc, can effectively reflect our current business operations and will better position us to gain financing in the future in order to grow our business and provide our stockholders with the greatest potential return in their investment.

Our Board approved the change of corporate name on June 17, 2009, and our stockholders holding a majority of our outstanding voting capital stock approved the above transaction on June 26, 2009.

GENERAL INFORMATION

This Information Statement is being mailed or otherwise furnished to our stockholders by the Board to notify the Name Change that the holder of a majority of our outstanding voting stock have approved by written consent in lieu of a special meeting.

No Appraisal Rights

Under the Delaware General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Name Change discussed in this Information Statement.

Proxies

No proxies are being solicited.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to E-18 Corp. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

 Shareholders Entitled to Vote

As of June 26, 2009, 45,000,000 shares of our common stock were issued and outstanding at the time of the Name Change.  No other class of stock or other shares were outstanding as of that date.

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At the time of the Name Change, we have numerous warrants and convertible debentures outstanding (the “Convertible Securities”). However, pursuant to the terms and conditions of the Convertible Securities, holders, solely in their capacity as the holders of the Warrants or Convertible Debenture are not entitled to any right to vote to any of our corporation actions.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval. The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Name Change.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME

On June 17, 2009, our Board and on June 26, 2009, our stockholders owning a majority of our voting securities approved a resolution authorizing us to amend the Certificate of Incorporation to change our corporate name to Protectus Medical Devices, Inc.  The Board believes that the name change better reflects the nature of our current and anticipated business operations because with the closing of the share exchange transaction by and among us and SquareOne Medical on June 25, 2009, Pursuant to the share exchange, we will operate our business through SquareOne Medical, a company specializing in developing and commercializing a new self-sheathing safety hypodermic syringe that can potentially reduce accidental needlestick injuries.

This name change will be effective 20 days following the mailing to stockholders of the notice provided by the Definitive Information Statement, or as soon thereafter as practicable.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by us are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

2.	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

OUTSTANDING VOTING SECURITIES

As of the date of the written consent by the stockholders holding a majority of our voting securities on June 26, 2009, we had 45,000,000 shares of our common stock issued and outstanding, and there were no shares of preferred stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On June 26, 2009, the holders of 31,934,923 shares (or approximately 70.97% of the 45,000,000 shares of common stock then outstanding) executed and delivered to us a written consent approving the Name Change. Pursuant to Section 242(b) (1) of the Delaware General Corporation Law, unless otherwise provided in our Certificate of Incorporation, the written consent of a majority of the outstanding stock entitled to vote in lieu of special meeting shall be sufficient for the approval of the Name Change.  Since the Name Change has been approved by the majority stockholders, no proxies are being solicited with this Information Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on June 26, 2009 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name	Number of Shares Beneficially Owned	Percent of Shares (1)
Square One Medical, LP(2)	31,934,923	70.97%
John S. Salstrom	1,351,744	3.00%
Officer and Directors as a Group	1,351,744	3.00%

(1)	Based upon 45,000,000 shares of common stock issued and outstanding as of June 26, 2009
(2)	Our officers and directors Jack Dillard and Ronald Ginn hold approximately 25.53% and 4.75% membership interest in Square One Medical, LP.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no right under the Delaware General Corporation Law or Certificate of Incorporation consistent with above or By-Laws to dissent from any of the provisions adopted.

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EFFECTIVE DATE OF NAME CHANGE

Pursuant to Rule 14c-2 under the Exchange Act, this reverse split shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on August 16, 2009, or as soon thereafter and is practicable.

By Order of the Board of Directors /s/ John S. Salstrom, Ph.D. John S. Salstrom, Ph.D. Chief Executive Officer & Director

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